EXHIBIT 99.3
GENERAL MOTORS COMPANY
OFFER TO EXCHANGE
$1,500,000,000 AGGREGATE PRINCIPAL AMOUNT OF NEW 3.500% SENIOR NOTES DUE 2018 THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ALL OUTSTANDING 3.500% SENIOR NOTES DUE 2018 ORIGINALLY ISSUED SEPTEMBER 27, 2013,
$1,500,000,000 AGGREGATE PRINCIPAL AMOUNT OF NEW 4.875% SENIOR NOTES DUE 2023 THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ALL OUTSTANDING 4.875% SENIOR NOTES DUE 2023 ORIGINALLY ISSUED SEPTEMBER 27, 2013,
AND
$1,500,000,000 AGGREGATE PRINCIPAL AMOUNT OF NEW 6.250% SENIOR NOTES DUE 2043 THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ALL OUTSTANDING 6.250% SENIOR NOTES DUE 2043 ORIGINALLY ISSUED SEPTEMBER 27, 2013,
PURSUANT TO THE PROSPECTUS
DATED                        , 2014

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2014, UNLESS EXTENDED BY THE COMPANY (AS DEFINED BELOW) IN ITS SOLE AND ABSOLUTE DISCRETION (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:
Enclosed for your consideration is a Prospectus, dated                    , 2014 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) relating to the offer by General Motors Company (the “Company”) to exchange (the “Exchange Offer”) the Company’s 3.500% Senior Notes due 2018 (“New 2018 Notes”), each of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for the Company’s outstanding 3.500% Senior Notes due 2018 (the “Old 2018 Notes”); 4.875% Senior Notes due 2023 (“New 2023 Notes”), each of which have been registered under the Securities Act, for the Company’s outstanding 4.875% Senior Notes due 2023 (the “Old 2023 Notes”); and 6.250% Senior Notes due 2043 (“New 2043 Notes”), each of which have been registered under the Securities Act, for the Company’s outstanding 6.250% Senior Notes due 2043 (the “Old 2043 Notes”) (the New 2018 Notes, New 2023 Notes and New 2043 Notes are collectively referred to as the “New Notes” and the Old 2018 Notes, Old 2023 Notes and Old 2043 Notes are collectively referred to as the “Old Notes”), in integral multiples of $2,000 and multiples of $1,000 in excess thereof, upon the terms and subject to the conditions set forth in the enclosed Prospectus and Letter of Transmittal.
The terms of the New Notes offered in the Exchange Offer are substantially identical to the terms of the respective Old Notes, except that the New Notes, upon the terms and subject to the conditions set forth in the enclosed Prospectus and Letter of Transmittal, will be registered under the Securities Act and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP or ISIN number from the Old Notes, and will not entitle their holders to registration rights.
The Company will accept for exchange any and all Old Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the registration rights agreement between the Company and the initial purchasers of the Old Notes, as stated therein (as the same may be amended, modified or supplemented from time to time, the “Registration Rights Agreement”), relating to the Old Notes.
The enclosed materials are being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Old Notes in the Exchange Offer.
Accordingly, we request instructions as to whether you wish to tender any or all such Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Old Notes.
The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.
If we do not receive written instructions in accordance with the below and in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Old Notes on your account.

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INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER
The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated        , 2014 (as the same may be amended or supplemented from time to time, the “Prospectus”) and the Letter of Transmittal (the “Letter of Transmittal”) relating to the offer by General Motors Company (the “Company”) to exchange (the “Exchange Offer”) the Company’s 3.500% Senior Notes due 2018 (“New 2018 Notes”), each of which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for the Company’s outstanding 3.500% Senior Notes due 2018 (the “Old 2018 Notes”); 4.875% Senior Notes due 2023 (“New 2023 Notes”), each of which have been registered under the Securities Act, for the Company’s outstanding 4.875% Senior Notes due 2023 (the “Old 2023 Notes”); and 6.250% Senior Notes due 2043 (“New 2043 Notes”), each of which have been registered under the Securities Act, for the Company’s outstanding 6.250% Senior Notes due 2043 (the “Old 2043 Notes”) (the New 2018 Notes, New 2023 Notes and New 2043 Notes are collectively referred to as the “New Notes” and the Old 2018 Notes, Old 2023 Notes and Old 2043 Notes are collectively referred to as the “Old Notes”), in integral multiples of $2,000 and multiples of $1,000 in excess thereof, upon the terms and subject to the conditions set forth in the enclosed Prospectus and Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.
This will instruct you, the registered holder, to tender the principal amount of the Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Principal Amount of Old Notes held for Account Holder(s)	Class of Old Notes Being Tendered	Principal Amount of Old Notes to be tendered*

*Unless otherwise indicated, the entire principal amount of Old Notes held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that the undersigned (i) is acquiring the New Notes in the ordinary course of business, (ii) has no arrangement or understanding with any person to participate in a distribution of the New Notes (within the meaning of the Securities Act), (iii) is not an “affiliate” (as defined in Rule 405 of the Securities Act) of the Company, (iv) if not a broker-dealer, is not engaged in, and does not intend to engage in, the distribution of the New Notes, (v) if a broker-dealer, will receive the New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities and will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale or transfer of such New Notes, and (vi) is not acting on behalf of any person who could not truthfully make the foregoing representations.
If a holder of the Old Notes (i) is not acquiring the New Notes in the ordinary course of business, (ii) has an arrangement or understanding with any person to participate in a distribution of the New Notes (within the meaning of the Securities Act), (iii) is an “affiliate” (as defined in Rule 405 of the Securities Act) of the Company, (iv) is not a broker-dealer and is engaged in, or intends to engage in, the distribution of the New Notes, (v) is a broker-dealer and will not receive the New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading

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activities and will not deliver a prospectus meeting the requirements of the Securities Act in connection with any resale or transfer of such New Notes, or (vi) is acting on behalf of any person who could not truthfully make the representations in the above paragraph, then such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

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